UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On September 1, 2021, HG Holdings, Inc. (the “Company”) entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Title Agency Ventures LLC, a Delaware limited liability company (“TAV”), and Fidelis US Holdings, Inc., a Delaware corporation (“Seller”). On such date, pursuant to the Purchase Agreement and in an immediate sign-and-close transaction, the Company purchased 50% of the membership interests of TAV from Seller (the “Acquisition”) for $2.2 million (the “Purchase Price”).

The Acquisition, combined with the previously-announced acquisition by the Company in July 2021 of a 100% membership interest in National Consumer Title Group LLC, a Florida limited liability company, which owns a 50% membership interest in TAV, the Company now is the sole owner of TAV, and by virtue thereof, owns all of the membership interests in Omega National Title Agency (“Omega”), a Florida based title agency. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

The Purchase Agreement contains customary representations and warranties of each party and certain covenants made by each party.  The representations and warranties by the Seller survive closing for 12 months, except that certain fundamental representations survive for the latter of (i) five years, or (ii) 60 days after the expiration of the applicable statute of limitations.  The Seller’s indemnification obligations for breaches of non-fundamental representations are capped at $220,000.

The representations, warranties and covenants included in the Purchase Agreement were made solely for purposes of the agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement, including exceptions set forth on confidential disclosure schedules.  Accordingly, the Company’s shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of  related facts or circumstances, and should bear in mind that such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement, were negotiated for purposes of allocating contractual risk among such parties and may be subject to contractual standards of materiality that differ from those generally applicable to shareholders.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof and any such subsequent information may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)          Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)          Exhibits

2.1	Membership Interests Purchase Agreement, dated as of September 1, 2021, by and among the Company and Title Agency Ventures LLC, a Delaware limited liability company, and Fidelis US Holdings, Inc., a Delaware corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: September 8, 2021	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer